UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2006 (January 5, 2006)

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 832-3232

757 Third Avenue, New York, New York 10017 (Former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On January 5, 2006, the Compensation Committee of the Board of Directors of Cohen & Steers, Inc. (the “Company”) awarded incentive bonuses in respect of services rendered by its officers in 2005. The bonuses include a cash payment to be made on January 27, 2006 and the grant of restricted stock units to be issued on January 27, 2006 that will vest ratably over a five-year period commencing on January 27, 2007. The table below sets forth for each of the Company’s named executive officers (as identified in the Company’s Proxy Statement for its 2005 annual meeting of stockholders) 2005 base salaries, the cash portion of the bonus, the value of the restricted stock unit portion of the bonus and total 2005 compensation.

Name/ Title	2005 Base Salary ($)	Cash Bonus Portion ($)	RSU Bonus Portion Value ($)	Total 2005 Compensation ($)
Martin Cohen Co-Chairman and Co-Chief Executive Officer	500,000	—	1,123,000	1,623,000

Robert H. Steers Co-Chairman and Co-Chief Executive Officer	500,000	—	1,123,000	1,623,000

Joseph M. Harvey President	400,000	765,000	1,919,000	3,084,000

James S. Corl Executive Vice President	300,000	988,000	1,102,000	2,390,000

John J. McCombe Executive Vice President	300,000	795,000	782,000	1,877,000

Included in the chart above under “RSU Bonus Portion Value” for Messrs. Harvey, Corl and McCombe is the value of restricted stock units to be granted on January 27, 2006 as deferred compensation under the Mandatory Stock Bonus Program of the Cohen & Steers 2004 Stock Incentive Plan (the “Stock Incentive Plan”). The dollar amount mandatorily deferred will be $239,000 for Mr. Harvey, $247,000 for Mr. Corl and $175,000 for Mr. McCombe, which, pursuant to the terms of the Mandatory Stock Bonus Program, includes a 25% match on the mandatorily deferred amount in additional restricted stock units. Dividends will not be paid in cash as declared by Cohen & Steers, but will be accrued as additional restricted stock units. The deferred amount, plus the 25% company match and any dividends accrued on such deferred amounts, will vest and the underlying shares of common stock will be delivered on January 27, 2009. Payment of these deferred amounts is contingent on continued employment.

Also included in the chart above under “RSU Bonus Portion Value” for Messrs. Harvey and Corl is the value of restricted stock units to be granted on January 27, 2006 as deferred compensation under the Optional Stock Purchase Program of the Stock Incentive Plan. The dollar amount voluntarily deferred will be $398,000 for Mr. Harvey and $165,000 for Mr. Corl, which, pursuant to the terms of the Optional Stock Purchase Program, includes a 25% match on the voluntarily deferred amount in additional restricted stock units. Dividends will not be paid in cash as declared by Cohen & Steers, but will be accrued as additional restricted stock units. Pursuant to the terms of the Optional Stock Purchase Program, the deferred amounts are immediately vested and are not contingent on continued employment. However, the 25% company match and any accrued dividends thereon are unvested and are contingent on continued employment. The deferred amount, plus the 25% company match and any dividends accrued on such deferred amounts, will be delivered on January 27, 2009, subject, in the case of the company match and the dividends, to continued employment.

On January 5, 2006 the Compensation Committee also set 2006 annual base salaries for the Company’s named executive officers. Such annual base salaries are the same for each such officer as in 2005, other than for Joseph M. Harvey, whose annual base salary was increased from $400,000 to $500,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: January 10, 2006	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Chief Financial Officer